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                                EXHIBIT d.(xv)(a)
                             AMENDMENT NUMBER 15 TO
                         INVESTMENT MANAGEMENT AGREEMENT

                             Effective June 12, 2006


     The Investment Management Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended (the "Agreement"), is hereby further amended as follows, in order to reflect a reduction in management fees for The Hartford Small Company Fund:

     In Section 7 of the Agreement, the fee schedule for The Hartford Small Company Fund is restated as follows:

             -------------------------------------------------
             NET ASSET VALUE                   ANNUAL RATE
             -------------------------------------------------
             First $250 million                   0.850%
             -------------------------------------------------
             Next $250 million                    0.800%
             -------------------------------------------------
             Next $500 million                    0.750%
             -------------------------------------------------
             Next $500 million                    0.700%
             -------------------------------------------------
             Amount Over $1.5 billion             0.650%
             -------------------------------------------------



HARTFORD INVESTMENT FINANCIAL SERVICES, LLC      THE HARTFORD MUTUAL FUNDS, INC.


By: /s/ John C. Walters                          By: /s/ Robert Arena
    -----------------------------                    ---------------------------
    John C. Walters                                  Robert Arena
    Executive Vice President                         Vice President